Second Quarter 2025 Financial Results August 7, 2025 Burford Capital This presentation is for the use of Burford’s public shareholders and is not an offering of any Burford private fund.

Notice & disclaimer This presentation (this “Presentation”) provides certain information to facilitate review and understanding of the business, financial condition and results of operations of Burford Capital Limited (together with its subsidiaries, the “Company”, “Burford”, “we”, “our” or “us”) as of and for the three and six months ended June 30, 2025 and does not purport to be a complete description of the Company’s business, financial condition or results of operations. The information contained in this Presentation is provided as of the dates and for the periods indicated in this Presentation and is subject to change without notice. The financial condition and results of operations as of and for the three and six months ended June 30, 2025 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2025. Forward-looking statements. This Presentation contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. Although the Company believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause the Company’s actual results and events to differ materially from (and be more negative than) future results and events expressed, targeted, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, the following: (i) adverse litigation outcomes and timing of resolution of litigation matters; (ii) the Company’s ability to identify and select suitable legal finance assets; (iii) improper use or disclosure of, or access to, privileged information under the Company’s control due to cybersecurity breaches, unauthorized use or theft; (iv) inaccuracy or failure of the probabilistic model and decision science tools, including machine learning technology and generative artificial intelligence (collectively, “AI technologies”), the Company uses to predict the returns on its legal finance assets and in its operations; (v) changes and uncertainty in laws, regulations and rules relating to the legal finance industry, including those relating to privileged information and/or disclosure and enforceability of legal finance arrangements; (vi) inadequacies in the Company’s due diligence process or unforeseen developments; (vii) credit risk and concentration risk relating to the Company’s legal finance assets; (viii) lack of liquidity of the Company’s legal finance assets and commitments in excess of its available capital; (ix) the Company’s ability to obtain attractive external capital, refinance its outstanding indebtedness or raise capital to meet its liquidity needs; (x) competitive factors and demand for the Company’s services and capital; (xi) failure of lawyers to prosecute and/or defend claims which the Company has financed with necessary skill and care or misalignment of their clients’ interests with the Company’s; (xii) poor performance by the commitments the Company makes on behalf of its private funds; (xiii) negative publicity or public perception of the legal finance industry or the Company; (xiv) valuation uncertainty with respect to the fair value of the Company’s capital provision assets; (xv) current and future legal, political and economic factors, including uncertainty surrounding the effects, severity and duration of public health threats and/or military actions; (xvi) developments in AI technologies and expectations relating to environmental, social and governance considerations; (xvii) potential liability from litigation and legal proceedings against the Company; (xviii) the Company’s ability to hire and retain key personnel; (xix) risks relating to the Company’s international operations as a result of differing legal and regulatory requirements, political, social and economic conditions and unforeseeable developments; (xx) exposure to foreign currency exchange rate fluctuations; (xxi) uncertainty relating to the tax treatment of the Company’s financing arrangements; (xxii) cybersecurity risks and improper functioning of the Company’s information systems or those of its third-party service providers; (xxiii) failure of the Company’s third-party service providers to fulfill their obligations or misconduct by its third-party service providers; (xxiv) failure by the Company to maintain the privacy and security of personal information and comply with applicable data privacy and protection laws and regulations; (xxv) failure by the Company to maintain effective internal control over financial reporting or effective disclosure controls and procedures; (xxvi) failure by the Company to comply with the requirements of being a US domestic public company and the costs associated therewith; and (xxvii) certain risks relating to the Company’s incorporation in Guernsey. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the Company’s periodic and current reports that it files with or furnishes to the US Securities and Exchange Commission (the “SEC"). Many of these factors are beyond the Company’s ability to control or predict, and new factors emerge from time to time. Furthermore, the Company cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward- looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All subsequent written and oral forward- looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this Presentation and, except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to forward-looking statements, this Presentation includes certain data based on calculations derived from the Company’s probabilistic modeling of individual matters and its portfolio as a whole. This data is not a forecast of future results, and past performance is not a guide to future performance. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of the Company’s probabilistic model. Furthermore, the inherent nature of the probabilistic model is that actual results will differ from the modeled results, and such differences could be material. The data based on calculations derived from the Company’s probabilistic model contained in this Presentation is for informational purposes only and is not intended to be a profit forecast or be relied upon as a guide to future performance.

Notice & disclaimer Basis of presentation; non-GAAP financial measures; key performance indicators; definitions. The Company reports its financial results in accordance with the generally accepted accounting principles in the United States (“US GAAP”). US GAAP requires the Company to present financial statements that consolidate some of the limited partner interests in private funds the Company manages as well as assets held on the Company’s balance sheet where it has a partner or minority investor. As a result, the Company uses various measures, including Burford-only and adjusted Burford-only financial measures, which are calculated and presented using methodologies other than in accordance with US GAAP, to supplement analysis and discussion of its consolidated financial statements prepared in accordance with US GAAP. The Company believes that the presentation of Burford-only financial measures is consistent with how management measures and assesses the performance of the Company’s reporting segments, which are evaluated by management on a Burford-only basis, and that the presentation of Burford-only and adjusted Burford-only financial measures provides valuable and useful information to investors to aid in understanding the Company’s performance in addition to its consolidated financial statements prepared in accordance with US GAAP by eliminating the effect of the consolidation. In addition, the Company’s segment reporting, which conveys the performance of its business across two reportable segments—Principal Finance and Asset Management and Other Services—is presented on a Burford-only basis. The Company refers to its segment reporting in the aggregate as “total segments”. The Company also uses additional non-GAAP financial measures, such as cash receipts, tangible book value attributable to Burford Capital Limited per ordinary share (“TBVPS”) and various indebtedness leverage ratios. The Company believes that (i) cash receipts are an important measure of the Company’s operating and financial performance and are useful to management and investors when assessing the performance of Burford-only capital provision assets and (ii) TBVPS is an important measure of the Company’s financial condition and is useful to management and investors when assessing capital adequacy and the Company’s ability to generate earnings on tangible equity invested by its shareholders. The non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP. In addition, the Company uses certain unaudited key performance indicators(“KPIs”). The KPIs are presented because the Company uses them to monitor its financial condition and results of operations and/or the Company believes they are useful to investors, securities analysts and other interested parties. The presentation of the KPIs is for informational purposes only and does not purport to present what the Company’s actual financial condition or results of operations would have been, nor does it project its financial condition at any future date or its results of operations for any future period. The presentation of the KPIs is based on information available as of the date of this Presentation and certain assumptions and estimates that the Company believes are reasonable. Additional information with respect to these non- GAAP financial measures and KPIs, their respective definitions and calculations and related reconciliations are provided in “Other Reconciliations” and “Glossary” sections of this Presentation. * * * * * The Company makes no representation or warranty, express or implied, as to the fairness, accuracy, reasonableness or completeness of the information contained in this Presentation, including information obtained from third parties. Unless otherwise specified, information contained in this Presentation is sourced from and reflects the views and opinions of the Company. Certain information contained in this Presentation has been obtained from sources other than the Company. While such information is believed to be reliable for purposes used in this Presentation, no representations are made as to the accuracy or completeness thereof, and the Company does not take any responsibility for such information. Certain information contained in this Presentation discusses general market activity, industry or sector trends or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described in this Presentation will continue or will not reverse. Past events, trends and results do not imply, predict or guarantee, and are not necessarily indicative of, future events, trends or results. This Presentation is not complete, and the information contained in this Presentation may change at any time without notice. The Company does not have any responsibility to update this Presentation to account for such changes. The information contained in this Presentation is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Neither the Company, its affiliates nor any officer, director, employee or representative of the Company or its affiliates accepts any liability whatsoever for any loss howsoever arising, directly or indirectly, from any use of this Presentation or its contents. * * * * * This Presentation does not constitute or form part of, and should not be construed as, an issue for sale or subscription of, or solicitation of any offer or invitation to subscribe for, underwrite or otherwise acquire or dispose of any securities of the Company or any of its affiliates, nor should this Presentation or any part of it form the basis of, or be relied on in connection with, any contract or commitment whatsoever which may at any time be entered into by the recipient nor any other person, nor does this Presentation constitute an invitation or inducement to engage in investment activity under Section 21 of the Financial Services and Markets Act 2000, as amended. This Presentation does not constitute an invitation to effect any transaction with the Company or any of its affiliates or to make use of any services provided by the Company. This Presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any ordinary shares or other securities of the Company or any of its affiliates. This Presentation is not an offering of any private fund of the Company. Burford Capital Investment Management LLC, which acts as the fund manager of all private funds of the Company, is registered as an investment adviser with the SEC. The information relating to the private funds of the Company provided in this Presentation is for informational purposes only. Past performance is not indicative of future results. Any information contained in this Presentation is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in the private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents.

Burford Reports 2Q25 Financial Results “Burford saw sharp increases in revenue and profitability in the second quarter and on a year-to-date basis. We also have written very substantial levels of new business so far this year, illustrating the ongoing strength of demand and our pipeline. In July we raised a half billion dollars of new capital in two days, which reflects market confidence in our trajectory, and underscores Burford’s scale as a formidable competitive moat.” Christopher Bogart Chief Executive Officer Conference Call Burford will hold a conference call for investors and analysts at 9.00am EDT / 2.00pm BST on Thursday, August 7, 2025. The dial-in numbers for the conference call are +1 (646) 307- 1963 (USA) or +1 (800) 715-9871 (USA and Canada toll free) / +44 (0)20 3481 4247 (UK) or +44 800 260 6466 (UK toll free) and the access code is 86322. To minimize the risk of delayed access, participants are urged to dial into the conference call by 8.40am EDT / 1.40pm BST. A live audio webcast and replay will also be available at https://events.q4inc.com/attendee/535138971, and pre- registration at that link is encouraged. About Burford Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR) and works with companies and law firms around the world from its global network of offices. For more information, please visit www.burfordcapital.com. NOTE: All data in this Presentation is unaudited and is for the three and six months ended June 30, 2025 (“2Q25” and “YTD25”, respectively) compared to the three and six months ended June 30, 2024 (“2Q24” and “YTD24”, respectively), unless noted otherwise. Throughout this Presentation, amounts may not sum and/or tables may not foot due to rounding.

Financial Results GAAP Consolidated

- Consolidated GAAP net income was $105 million in 2Q25 and $142 million in YTD25
- Net income attributable to Burford Capital Limited shareholders was $88 million in 2Q25 and $119 million in YTD25

Consolidated (GAAP) *$ in thousands*	YTD25	YTD24	2Q25	2Q24
Revenues				
Capital provision income/(loss)	355,680	198,506	224,164	157,745
Net realized gains/(losses)	*107,915*	*175,333*	*40,296*	*117,471*
Unrealized gains/(losses) ex YPF-related assets	*47,918*	*(12,278)*	*45,398*	*17,690*
Unrealized gains/(losses) from YPF-related assets	*180,921*	*37,647*	*125,492*	*21,380*
Other capital provision income/(loss)	*18,926*	*(2,196)*	*12,978*	*1,204*
Plus/(Less): Third-party interests in capital provision assets	(64,053)	(11,488)	(43,257)	(6,264)
Asset management income/(loss)	2,887	3,507	1,349	1,644
Marketable securities income/(loss) and interest	15,384	12,889	8,597	6,278
Other income/(loss)	247	534	433	250
Total revenues	**310,145**	**203,948**	**191,286**	**159,653**
Operating expenses				
Compensation and benefits	63,267	50,998	36,953	28,997
Salaries and benefits	*24,144*	*22,566*	*11,749*	*10,909*
Annual incentive compensation	*9,319*	*9,711*	*5,074*	*4,875*
Share-based and deferred compensation	*10,064*	*4,067*	*7,265*	*197*
Long-term incentive compensation including accruals	*19,740*	*14,654*	*12,865*	*13,016*
General, administrative and other	18,002	15,192	7,792	7,742
Case-related expenditures ineligible for inclusion in asset cost	8,897	2,099	4,320	1,412
Total operating expenses	90,166	68,289	49,065	38,151
Other expenses				
Finance costs	67,859	67,033	33,979	34,466
Foreign currency transactions (gains)/losses	(2,105)	559	(1,505)	67
Total other expenses	65,754	67,592	32,474	34,533
Income/(loss) before income taxes	**154,225**	**68,067**	**109,747**	**86,969**
Provision for/(benefit from) income taxes	12,162	10,293	4,594	11,697
Net income/(loss)	**142,063**	**57,774**	**105,153**	**75,272**
Less: Net income/(loss) attributable to non-controlling interests	22,838	33,965	16,857	21,526
Net income/(loss) attributable to Burford Capital Limited shareholders	**119,225**	**23,809**	**88,296**	**53,746**

5

Key Messages on 2Q25 and YTD25 Results

1 New business momentum illustrates strong demand

- New definitive commitments of $361 million in 2Q25 significantly higher than any quarter in the past two years
- New definitive commitments of $518 million in YTD25, up 71% from YTD24

2 Revenue and net income up substantially

- Capital provision income of $155 million in 2Q25 and $246 million in YTD25, up 79% from YTD24
- Net income of $0.39 per diluted share in 2Q25 and $0.53 per diluted share in YTD25, nearly 5x compared to YTD24

3 Earnings capacity scales with portfolio growth

- Portfolio base (cost basis + definitive undrawn commitments) up 15% in YTD25 reflecting strong progress towards growth targets shared at our 2025 Investor Day

4 Cash generation remains ahead of prior year pace

- Cash receipts of $48 million in 2Q25 and $306 million in YTD25, up 25% from YTD24

$7.5 billion

Group-wide portfolio

(as of June 30, 2025)



5.6
1.8
3.8
1.9
0.5
1.5
Principal Finance Segment
Asset Management & Other Services Segment
Fair Value
Undrawn Commitments

NOTE: References throughout this Presentation to portfolio activity such as deployments and realizations refer to our Principal Finance segment, and all such portfolio activity metrics are shown either on a Burford-only or adjusted Burford-only basis, as applicable, unless otherwise noted. See "*Other Reconciliations*" and "*Glossary*" sections of this Presentation for additional information with respect to these portfolio activity metrics, their respective definitions and related reconciliations.

In addition, throughout this Presentation, realizations and net realized gains/(losses) include fully and partially concluded assets.

Burford Capital | 6

Financial Metrics Summary $ in millions except per share data and as otherwise noted YTD25 YTD24 2Q25 2Q24 Capital provision income 246 137 155 119 Net realized gains 61 129 27 99 Asset management income 21 18 7 11 Net income 119 24 88 54 Diluted earnings per share 0.53 0.11 0.39 0.24 Cash receipts 306 245 48 107 Jun 30, 2025 Dec 31, 2024 Shareholders’ equity 2,503 2,419 Book value per ordinary share 11.44 11.03 Tangible book value per ordinary share 10.83 10.42 Debt payable 1,780 1,764 Debt/ Net tangible equity 0.7x 0.8x Liquidity (Cash and marketable securities) 440 521 Financial Results Total Segments (Burford-only) Balance Sheet & Liquidity Measures Total Segments (Burford-only) 7

Total Segments

Financial Results Total Segments (Burford-only)

- Capital provision income was $155 million in 2Q25 and $246 million in YTD25, up 79% from YTD24, driven by higher unrealized gains in the portfolio
- Asset management income was $7 million in 2Q25 and $21 million in YTD25, up 15% from YTD24, primarily due to performance fees in the Advantage Fund recognized in 1Q25
- Operating expenses increased period-over-period primarily due to variable non-cash drivers of compensation and benefits
- Net income was $88 million ($0.39 per diluted share) in 2Q25 and $119 million ($0.53 per diluted share) in YTD25, nearly 5x compared to $24 million ($0.11 per diluted share) in YTD24

Total Segments (Burford-only) *$ in thousands*	YTD25	YTD24	2Q25	2Q24
Revenues				
Capital provision income/(loss)	246,360	137,263	155,410	119,360
Net realized gains/(losses)	*61,176*	*129,047*	*26,592*	*99,153*
Unrealized gains/(losses)	*167,404*	*9,775*	*116,639*	*18,863*
Other capital provision income/(loss)	*17,780*	*(1,559)*	*12,179*	*1,344*
Asset management income/(loss)	20,949	18,160	7,112	11,487
Other income/(loss)	15,489	13,232	8,975	6,430
Total revenues	**282,798**	**168,655**	**171,497**	**137,277**
Operating expenses				
Compensation and benefits	63,267	50,998	36,953	28,997
General, administrative and other	17,786	14,747	7,666	7,630
Case-related expenditures ineligible for inclusion in asset cost	4,582	1,221	1,493	675
Total operating expenses	85,635	66,966	46,112	37,302
Other expenses				
Finance costs	67,859	67,033	33,979	34,466
Foreign currency transactions (gains)/losses	(2,083)	554	(1,484)	66
Total other expenses	65,776	67,587	32,495	34,532
Income/(loss) before income taxes	**131,387**	**34,102**	**92,890**	**65,443**
Provision for/(benefit from) income taxes	12,162	10,293	4,594	11,697
Net income/(loss)	**119,225**	**23,809**	**88,296**	**53,746**
Per diluted ordinary share	**0.53**	**0.11**	**0.39**	**0.24**

9

Segments: Principal Finance

Segment Results 11 Principal Finance Segment $ in thousands YTD25 YTD24 2Q25 2Q24 Revenues Capital provision income/(loss) 246,360 137,263 155,410 119,360 Net realized gains/(losses) 61,176 129,047 26,592 99,153 Unrealized gains/(losses) 167,404 9,775 116,639 18,863 Other capital provision income/(loss) 17,780 (1,559) 12,179 1,344 Other income/(loss) 15,242 12,698 8,542 6,180 Total revenues 261,602 149,961 163,952 125,540 Operating expenses Compensation and benefits 51,147 42,024 30,085 23,922 General, administrative and other 14,609 12,089 6,297 6,076 Case-related expenditures ineligible for inclusion in asset cost 4,582 1,221 1,493 675 Total operating expenses 70,338 55,334 37,875 30,673 Other expenses Finance costs 67,859 67,033 33,979 34,466 Foreign currency transactions (gains)/losses (2,083) 554 (1,484) 66 Total other expenses 65,776 67,587 32,495 34,532 Income/(loss) before income taxes 125,488 27,040 93,582 60,335 Principal Finance Segment

21% 20% 20% 18% 7% 4% 3% 7% Mixed portfolio Antitrust IP Arbitration Contract Asset recovery Bankruptcy/insolvency Other Portfolio Snapshot 12 2,009 2,318 2,636 3,432 3,571 3,811 1,010 1,132 1,307 1,408 1,633 1,754 3,019 3,450 3,943 4,840 5,204 5,565 2020 2021 2022 2023 2024 2Q25 Fair value Undrawn commitments Portfolio by fair value and undrawn commitments Capital provision assets ($ in millions) 950 1,218 1,465 1,552 1,603 1,639 245 279 349 509 503 550 813 821 823 1,372 1,465 1,623 2,009 2,318 2,636 3,432 3,571 3,811 2020 2021 2022 2023 2024 2Q25 Deployed cost (ex YPF-related assets) Fair value gains (ex YPF-related assets) Fair value of YPF-related assets Portfolio fair value components Capital provision assets with YPF-related assets breakout ($ in millions) 51% 26% 20% 2% 1% North America EMEA Global APAC Other Portfolio exposure by geography Deployed cost of capital provision assets (ex YPF-related assets) as of June 30, 2025 ($ in millions) Portfolio exposure by asset type Deployed cost of capital provision assets (ex YPF-related assets) as of June 30, 2025 ($ in millions) $1,639 $1,639 Principal Finance Segment

Principal Finance Segment

Capital Provision Income and Fair Value Bridge

($ in millions)	YTD25	YTD24	2Q25	2Q24
Net realized gains/(losses)	61,176	129,047	26,592	99,153
Unrealized gains/(losses), ex YPF-related assets	48,573	(15,046)	34,359	4,889
Total realized and unrealized gains/(losses), ex YPF-related assets	**109,749**	**114,001**	**60,951**	**104,042**
Unrealized gains/(losses) from YPF-related assets	118,831	24,821	82,280	13,974
Other capital provision income/(loss)	17,780	(1,559)	12,179	1,344
Total capital provision income/(loss)	**246,360**	**137,263**	**155,410**	**119,360**

Fair value of capital provision assets


2Q25 Bridge
3,627
79
61
25
57
56
18
3,811
Fair value as of Mar 31, 2025
Deployments
Duration impact (passage of time) (1)
Change in discount rate (2)
Milestones & other model impacts (3)
Realizations
Foreign exchange impact
Fair value as of Jun 30, 2025
Income for the Period


YTD25 Bridge
3,571
205
123
48
58
219
25
3,811
Fair value as of Dec 31, 2024
Deployments
Duration impact (passage of time) (1)
Change in discount rate (2)
Milestones & other model impacts (3)
Realizations
Foreign exchange impact
Fair value as of Jun 30, 2025
Income for the Period

1) "Duration impact (passage of time)" represents the change in fair value on assets that were held in the portfolio as of the beginning of the measurement period and continue to be held in the portfolio as of the end of the measurement period assuming there was no change to discount rate or any other inputs during the measurement period.
2) "Change in discount rate" represents the difference in fair value between using the actual discount rates in effect as of the end of the measurement period applied to the portfolio as of the end of the measurement period versus using the discount rates that were in effect as of the start of the measurement period applied to the portfolio as of the end of the measurement period.
3) "Milestones and other model impacts" represent all other change in fair value during the measurement period (realized or unrealized) attributable to all other input and model updates including the impact of litigation milestone events, changes in expected proceeds and changes in expected duration.

13

New Business • Definitive undrawn commitments were $1.1 billion as of June 30, 2025, up 38% from $774 million as of December 31, 2024, with $518 million of new definitive commitments partially offset by $211 million of deployments in YTD25 • New definitive commitments of $361 million in 2Q25 were substantially higher than recent quarters, comprised of $283 million of newly originated matters, along with $78 million of new case commitments added to existing portfolios • Deployments were $81 million in 2Q25 and $211 million in YTD25, up 5% from $201 million in YTD24 New definitive commitments by risk band ($ in millions) 14 Principal Finance Segment 142 17 106 53 188 39 60 80 106 26 15 32 36 48 68 217 26 12 30 22 43 94 38 194 33 155 55 247 117 203 158 361 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Not modeled Up to 10% 10-25% 25%+ Undrawn commitments As of June 30, 2025 ($ in millions) 1,065 642 46 Definitive Discretionary Legal Risk $1,754 Deployments ($ in millions) 181 56 78 59 132 72 126 130 81 195 61 83 68 133 74 126 130 81 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 denotes deployments related to interests in private funds Modeled risk of total loss 241 186 32 285 23 47 303 518 YTD24 YTD25 191 211 201 211 YTD24 YTD25 (chart scale adjusted)

Portfolio Realizations and Realized Gains • Realizations were $62 million in 2Q25 and $225 million in YTD25, up 3% from $219 million in YTD24 • YTD25 realizations remain well diversified beyond the large corporate monetization asset concluded in 1Q25, with six additional assets generating $10 million or more in YTD25 • 2Q25 net realized gains implied a ROIC of 76% on 2Q25 realizations, while YTD25 ROIC of 37% is heavily impacted by a large corporate monetization asset that concluded in 1Q25 delivering a 25% ROIC and 40% IRR Realizations ($ in millions) Principal Finance Segment Principal Finance 59 30 63 30 99 56 142 35 27 Excluding private fund interests 59 29 63 29 99 56 140 31 25 Implied ROIC1 79% 58% 40% 89% 179% 52% 135% 26% 76% 1) Implied ROIC excludes the impact of amounts related to balance sheet commitments to private funds (formerly referred to as capital provision-indirect). 133 79 222 61 155 165 244 149 58 138 93 237 63 157 168 253 163 62 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 denotes realizations related to interests in private funds Net Realized Gains ($ in millions) 15 216 207 219 225 YTD24 YTD25 129 61 128 56 145% 37%

Historical Track Record ― Fully and Partially Concluded Assets $16 Recoveries $889 Recoveries $956 Recoveries Principal Finance performance1 Concluded (fully and partially) assets from inception through June 30, 2025 ($ in millions) 81% of concluded case commitments were deployed $2,403 Commitments Adjudication-losses 78% ($1,519) of deployments settle in 2.4 years2 Settlement 7% ($132) of deployments go to adjudication and lose 15% ($284) of deployments go to adjudication and win in 2.9 years2 Adjudication-gains $983 Realizations 49% IRR 246% ROIC $1,935 Deployments $3,539 Realizations $19 Realizations -86% ROIC $2,537 Realizations 23% IRR 67% ROIC 83% ROIC 26% IRR 2.6 years2 WAL TOTAL • Burford has generated consistently high returns on $3.5 billion of realizations since inception in 2009 through June 30, 2025 • Cumulative ROIC and IRR on realizations remained steady at 83% and 26%, respectively, following 2Q25 realization activity • A recurring mix of settlements and wins drives strong returns in reasonable time frames, with asymmetrically low losses 1) Principal Finance track record excludes the impact of allocations made by Burford’s balance sheet as a limited partner in the Advantage Fund, which generally invested in legal finance assets with a lower risk/return profile. 2) Average life weighted by realizations. Principal Finance Segment 16

-100 0 100 200 300 400 500 600 Net Loss < $1m 0% or less ROIC 0% to 99% ROIC 100% to 199% ROIC 200%+ ROIC Asset ROIC Distribution ― Asymmetric Returns • Favorable risk-adjusted return dynamics exemplified by the positive skew of the distribution of returns since inception • Since inception through June 30, 2025, 54 matters representing 13% of the total deployed cost of concluded cases have generated ROICs greater than 200%, showing repeatable nature of Burford’s business • 14% of deployments experienced losses, but when that occurred, we recovered 31% of deployed cost, resulting in a 9.6% lifetime loss rate on fully and partially concluded assets 0% or less ROIC 0 to 99% ROIC 100 to 199% ROIC Greater than 200% ROIC Total Deployed: Realized losses: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized losses: Realized gains: $272 ($186) $1,188 $496 $217 $308 $258 $986 $1,935 ($186) $1,790 14% of total 62% of total 28% of total 11% of total 17% of total 13% of total 55% of total Concluded (fully and partially) assets arrayed by ROIC From inception through June 30, 2025 ($ in millions) Cumulative weighted average ROIC 83% Gains Losses >700 % R O IC 17 Principal Finance Segment 1) Reflects fully and partially concluded assets with a ROIC of 0% or less where the net loss is below $1 million. 1

Principal Finance Segment

Historical Track Record by Vintage

As of June 30, 2025
($ in millions)

Total Deployments[1]	
Concluded	$1,935
Active	$1,722
WAL of active deployed cost	3.3 years

Realized since inception[2]	
IRR	26%
ROIC	83%
WAL[3]	2.6


Realizations
Deployments
Active
Concluded
12
40
15
90
188
16
79
78
57
116
38
73
13
124
160
113
109
379
163
258
352
167
213
350
153
168
391
153
179
436
108
95
159
208
216
357
341
75
144
107
138
208
123
82
103
42

Vintage	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
IRR[2]	32%	18%	0%	41%	22%	10%	131%	14%	18%	32%	82%	29%	30%	42%	46%	42%	nm
ROIC[2]	251%	108%	(2)%	103%	93%	31%	245%	36%	64%	132%	143%	68%	65%	91%	51%	26%	146%
WAL[3] (realized)	4.8	4.7	2.5	2.1	3.6	2.8	2.9	2.7	3.3	3.3	1.8	2.2	1.9	1.8	1.1	0.9	0.3

NOTE: Subtotals less than $10 million are not labeled on bar chart.
1) Deployments shown in the chart are reflected in the vintage year of the related asset commitment, while actual cash deployment is typically staged over the life of an asset. The WAL of active deployed cost is based on the actual timing of cash outflows as opposed to vintage year.
2) ROIC and IRR calculations reflect realizations from both fully and partially concluded assets.
3) WAL for fully and partially concluded assets is weighted based on realizations.

18

We remain well-positioned to monetize YPF-related assets 19 • We believe YPF-related assets will ultimately deliver a ten-figure recovery for Burford, but litigation risk remains • Final judgment a complete win against Argentina of $16 billion, at the high end of the possible range of damages • Argentina has appealed to the Second Circuit Court of Appeals; oral argument has been tentatively set for the week of October 27, 2025 • Fair value of YPF-related assets of $1.6 billion as of June 30, 2025 • Among other enforcement actions globally, on June 30, 2025, the US District Court for the Southern District of New York ordered Argentina to turn over its Class D shares of YPF to partially satisfy the judgment; that order is also currently under appeal to the Second Circuit Court of Appeals YPF CASES’ PROCESS 1 Expected Burford-only net entitlement 2 Around 35% of proceeds from Petersen case Around 82% of proceeds from Eton Park case ENFORCEMENT PROCESS September 15, 2023 FINAL JUDGMENT APPEAL BY ARGENTINA Principal Finance Segment 1) While Burford offers in this Presentation its views and interpretation of the ruling, those are qualified in their entirety by the actual text of the ruling, and we caution that investors cannot rely on Burford’s statements in preference to the actual ruling. In the event of any inconsistency between this Presentation and the text of the actual ruling, the text of the actual ruling will prevail and be dispositive. Burford disclaims, to the fullest extent permitted by law, any obligation to update its views and interpretation as the litigation proceeds. Moreover, the case remains in active litigation, and the Republic of Argentina filed a notice of appeal in October 2023 with the U.S. Court of Appeals for the Second Circuit; all litigation carries significant risks of uncertainty and unpredictability until final resolution, including the risk of total loss. Finally, Burford is and will continue to be constrained by legal privilege and client confidences in terms of the scope of its ability to speak publicly about the case or the ruling. Burford also cautions that there are meaningful remaining risks in the case, including appeals, enforcement and collateral litigation in other jurisdictions. Moreover, litigation matters often resolve for considerably less than the amount of any judgment rendered by the courts and to the extent that any settlement or resolution discussions occur in this case no public communication about those discussions will be possible until their conclusion. 2) In both Petersen and Eton Park, these numbers are approximations and will vary somewhat depending on the ultimate level of case costs by the end of the case, as we expect continued significant spending on the case.

Segments: Asset Management and Other Services

Asset Management and Other Services Segment Asset Management and Other Services Segment $ in thousands YTD25 YTD24 2Q25 2Q24 Revenues Asset management income/(loss) 20,949 18,160 7,112 11,487 Other income/(loss) 247 534 433 250 Total revenues 21,196 18,694 7,545 11,737 Operating expenses Compensation and benefits 12,120 8,974 6,868 5,075 General, administrative and other 3,177 2,658 1,369 1,554 Case-related expenditures ineligible for inclusion in asset cost - - - - Total operating expenses 15,297 11,632 8,237 6,629 Other expenses Finance costs - - - - Foreign currency transactions (gains)/losses - - - - Total other expenses - - - - Income/(loss) before income taxes 5,899 7,062 (692) 5,108 Segment Results 21

1.6 1.3 3.5 2.9 4.4 9.8 5.8 14.7 13.7 11.5 7.1 18.2 20.9 2Q24 2Q25 YTD24 YTD25 Management fees Performance fees Income from profit sharing Asset Management Income and Portfolio Asset Management and Other Services Segment • Asset management income was $7 million in 2Q25 and $21 million in YTD25, up from $18 million in YTD24, primarily due to performance fees in the Advantage Fund recognized in 1Q25 • Cash receipts from asset management were $1.5 million in 2Q25 and $8.6 million in YTD25, compared to $15.5 million in YTD24 • Private funds portfolio expected to decline in size in coming years with focus on funding portfolio from the balance sheet 22 Asset management income ($ in millions) 1) Represents third-party fair value and undrawn commitments. 1,161 1,200 1,315 1,285 1,103 915 421 683 889 1,045 1,082 1,040 1,582 1,883 2,204 2,330 2,185 1,955 FY20 FY21 FY22 FY23 FY24 2Q25 Private funds BOF-C Portfolio of private funds1 As of period end ($ in millions) 11.0 1.5 15.5 8.6 2Q24 2Q25 YTD24 YTD25 Cash receipts from asset management ($ in millions)

Liquidity and Capital Management

Liquidity Bridge and Cash Receipts A. Cash and marketable securities as of December 31, 2024 B. Cash receipts C. Debt purchases and interest D. Operating expenses net of change in payables E. Dividends and acquisitions of ordinary shares into treasury F. Cash balance before deployments G. Adjusted Burford-only deployments H. Cash and marketable securities as of June 30, 2025 24 306 40 107 29 211 521 651 440 A B C D E F G H YTD25 cash bridge Burford-only ($ in millions) Cash receipts Burford-only ($ in millions) • Cash and marketable securities were $440 million as of June 30, 2025, down from $521 million as of December 31, 2024, with cash receipts more than offset by deployments and cash operating expenses in YTD25 • Notably, the June 30, 2025 liquidity level does not include the impact of a $500 million debt offering in July 2025, and pending payoff of debt maturing in August 2025 • Cash receipts were $48 million in 2Q25 and $306 million in YTD25, up 25% from YTD24 • Due from settlement balance was $118 million as of June 30, 2025, with 63% of the $184 million balance as of December 31, 2024 collected in YTD25 150 133 109 138 107 310 144 258 48 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 245 306 YTD24 YTD25

Operating Expenses

- The quarter and YTD increases in operating expenses are predominantly attributable to variable non-cash drivers of compensation and benefits
- In 2Q25, the impact of the increase in Burford's share price and other market indices on the deferred compensation plan, which is hedged elsewhere, drove most of the $8 million increase in compensation and benefits compared to 2Q24
- In YTD25, higher capital provision income also drove an increase of $5 million in long-term incentive compensation accrual compared to YTD24, which will only be paid when the associated revenue is realized
- G&A expenses have normalized downward in 2Q25, following some non-recurring impact in 1Q25, to align with the $7-8 million quarterly average incurred in 2024

Operating expense detail

Total Segments (Burford-only)
($ in millions)

$ in thousands	YTD25	YTD24	2Q25	2Q24
Compensation and benefits				
Salaries and benefits	*24,144*	*22,566*	*11,749*	*10,909*
Annual incentive compensation	*9,319*	*9,711*	*5,074*	*4,875*
Share-based and deferred compensation	*10,064*	*4,067*	*7,265*	*197*
Long-term incentive compensation including accruals	*19,740*	*14,654*	*12,865*	*13,016*
Total compensation and benefits	63,267	50,998	36,953	28,997
General, administrative and other	17,786	14,747	7,666	7,630
Case-related expenditures ineligible for inclusion in asset cost	4,582	1,221	1,493	675
Total operating expenses	85,635	66,966	46,112	37,302

25

Debt Structure and Ratios

- Debt payable of $1,780 million as of June 30, 2025, similar to $1,764 million as of December 31, 2024
- Balance sheet results as of June 30, 2025 do not include the impact of two key items which are highlighted on a pro forma basis:
  - Issuance of $500 million of 7.50% Senior Notes due 2033 in July 2025
  - Scheduled redemption at scheduled maturity of bonds due August 2025
- WAL of outstanding debt is 5.2 years on a pro forma basis, compared to 2.6 years for our concluded and partially concluded portfolio track record, and 3.3 years for active deployments as of June 30, 2025
- Ratio of consolidated indebtedness to net tangible equity remains consistent and well within our covenant thresholds on an actual basis and pro forma basis for the new issuance and scheduled redemption

Maturity of debt outstanding
($ in millions)



123
240
400
360
675
500
2025[2] 2026[3] 2027 2028 2029 2030 2031 2032 2033[4]

Weighted average life (WAL)

Debt outstanding	Concluded assets[1]	Active deployments
4.0 yrs	2.6 yrs	3.3 yrs
(Pro Forma) 5.2 yrs		

Weighted average cost of debt	7.3%
(Pro Forma)	7.4%

Consolidated net debt as a % of consolidated tangible assets[5]
As of period end



50%
20%
22%
20%
December 31, 2024
June 30, 2025 (actual)
June 30, 2025 (pro forma)

Consolidated indebtedness / net tangible equity[5,6]
As of period end



1.5x-2.0x US bond covenant level
0.8x
0.7x
0.9x
December 31, 2024
June 30, 2025 (actual)
June 30, 2025 (pro forma)

NOTE: Pro forma figures shown for June 30, 2025 adjusted to reflect the new issuance of $500 million of 7.50% Senior Notes due 2033 completed on July 11, 2025, as well as the redemption at scheduled maturity of the bonds due 2025 expected to be completed on August 12, 2025.

1) Weighted by realizations as of June 30, 2025.
2) Redemption at scheduled maturity of the bonds due 2025 is expected to be completed on August 12, 2025, using proceeds raised in July 2025 from the offering of the 7.50% Senior Notes due 2033.
3) Sterling denominated debt converted to US Dollars using exchange rate of $1.3717 as of June 30, 2025.
4) Issuance of $500 million aggregate principal amount of the 7.50% Senior Notes due 2033 was completed on July 11, 2025 and shown here on a pro forma basis.
5) See reconciliations for details on calculating consolidated net debt as a percentage of consolidated tangible assets and consolidated indebtedness as a percentage of net tangible equity.
6) Represents calculations under the 6.250% Senior Notes due 2028 and the 6.875% Senior Notes due 2030. See reconciliations for calculations of consolidated indebtedness as a percentage of consolidated equity under the 9.250% Senior Notes due 2031.

26

Closing thoughts 27 We are writing substantial amounts of new business and growing the portfolio • New definitive commitments of $518 million in YTD25 up 71% from YTD24 • Portfolio base (cost basis + definitive undrawn commitments) up 15% in YTD25 There is tangible progress in the legal process around YPF-related assets • Oral argument for the main appeal tentatively set for week of October 27, 2025 • Favorable ruling on enforcement motion for turnover of YPF shares, which is also under appeal Our ready access to capital is a strong competitive moat that positions Burford for success • $500 million debt issuance in July 2025 allows us to extend near-term maturities • Deal was over-subscribed with favorable pricing illustrating market confidence in our performance 1 2 3

Consolidated Financial Statement Reconciliations

Statement of Operations - Three Months Ended June 30, 2025 and 2024

($ in thousands)	Three months ended June 30, 2025			Three months ended June 30, 2024		
	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	$ 224,164	$ (68,754)	$ 155,410	$ 157,745	$ (38,385)	$ 119,360
Plus/(Less): Third-party interests in capital provision assets	(43,257)	43,257	—	(6,264)	6,264	—
Asset management income/(loss)	1,349	5,763	7,112	1,644	9,843	11,487
Marketable securities income/(loss) and interest	8,597	(55)	8,542	6,278	(98)	6,180
Other income/(loss)	433	—	433	250	—	250
Total revenues	**191,286**	**(19,789)**	**171,497**	**159,653**	**(22,376)**	**137,277**
Operating expenses						
Compensation and benefits						
Salaries and benefits	11,749	—	11,749	10,909	—	10,909
Annual incentive compensation	5,074	—	5,074	4,875	—	4,875
Share-based and deferred compensation	7,265	—	7,265	197	—	197
Long-term incentive compensation including accruals	12,865	—	12,865	13,016	—	13,016
General, administrative and other	7,792	(126)	7,666	7,742	(112)	7,630
Case-related expenditures ineligible for inclusion in asset cost	4,320	(2,827)	1,493	1,412	(737)	675
Total operating expenses	**49,065**	**(2,953)**	**46,112**	**38,151**	**(849)**	**37,302**
Operating income/(loss)	**142,221**	**(16,836)**	**125,385**	**121,502**	**(21,527)**	**99,975**
Other expenses						
Finance costs	33,979	—	33,979	34,466	—	34,466
Foreign currency transactions (gains)/losses	(1,505)	21	(1,484)	67	(1)	66
Total other expenses	**32,474**	**21**	**32,495**	**34,533**	**(1)**	**34,532**
Income/(loss) before income taxes	**109,747**	**(16,857)**	**92,890**	**86,969**	**(21,526)**	**65,443**
Provision for/(benefit from) income taxes	4,594	—	4,594	11,697	—	11,697
Net income/(loss)	**105,153**	**(16,857)**	**88,296**	**75,272**	**(21,526)**	**53,746**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

29

Statement of Operations - Six Months Ended June 30, 2025 and 2024

($ in thousands)	Six months ended June 30, 2025 Consolidated	Six months ended June 30, 2025 Third-party interests	Six months ended June 30, 2025 Total segments (Burford-only)	Six months ended June 30, 2024 Consolidated	Six months ended June 30, 2024 Third-party interests	Six months ended June 30, 2024 Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	$ 355,680	$ (109,320)	$ 246,360	$ 198,506	$ (61,243)	$ 137,263
Plus/(Less): Third-party interests in capital provision assets	(64,053)	64,053	—	(11,488)	11,488	—
Asset management income/(loss)	2,887	18,062	20,949	3,507	14,653	18,160
Marketable securities income/(loss) and interest	15,384	(142)	15,242	12,889	(191)	12,698
Other income/(loss)	247	—	247	534	—	534
Total revenues	**310,145**	**(27,347)**	**282,798**	**203,948**	**(35,293)**	**168,655**
Operating expenses						
Compensation and benefits						
Salaries and benefits	24,144	—	24,144	22,566	—	22,566
Annual incentive compensation	9,319	—	9,319	9,711	—	9,711
Share-based and deferred compensation	10,064	—	10,064	4,067	—	4,067
Long-term incentive compensation including accruals	19,740	—	19,740	14,654	—	14,654
General, administrative and other	18,002	(216)	17,786	15,192	(445)	14,747
Case-related expenditures ineligible for inclusion in asset cost	8,897	(4,315)	4,582	2,099	(878)	1,221
Total operating expenses	**90,166**	**(4,531)**	**85,635**	**68,289**	**(1,323)**	**66,966**
Operating income/(loss)	**219,979**	**(22,816)**	**197,163**	**135,659**	**(33,970)**	**101,689**
Other expenses						
Finance costs	67,859	—	67,859	67,033	—	67,033
Foreign currency transactions (gains)/losses	(2,105)	22	(2,083)	559	(5)	554
Total other expenses	**65,754**	**22**	**65,776**	**67,592**	**(5)**	**67,587**
Income/(loss) before income taxes	**154,225**	**(22,838)**	**131,387**	**68,067**	**(33,965)**	**34,102**
Provision for/(benefit from) income taxes	12,162	—	12,162	10,293	—	10,293
Net income/(loss)	**142,063**	**(22,838)**	**119,225**	**57,774**	**(33,965)**	**23,809**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

30

Statement of Financial Condition as of June 30, 2025 and December 31, 2024

	June 30, 2025			December 31, 2024		
($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Assets						
Cash and cash equivalents	$ 372,248	$ (16,985)	$ 355,263	$ 469,930	$ (28,269)	$ 441,661
Marketable securities	84,287	–	84,287	79,020	–	79,020
Other assets	70,787	127,599	198,386	61,006	114,475	175,481
Due from settlement of capital provision assets	118,451	–	118,451	183,858	(207)	183,651
Capital provision assets	5,544,683	(1,733,413)	3,811,270	5,243,917	(1,672,693)	3,571,224
Goodwill	134,037	–	134,037	133,948	–	133,948
Deferred tax asset	2,346	–	2,346	3,346	–	3,346
Total assets	**6,326,839**	**(1,622,799)**	**4,704,040**	**6,175,025**	**(1,586,694)**	**4,588,331**
Liabilities						
Debt interest payable	45,246	–	45,246	12,097	–	12,097
Other liabilities	192,485	(73,997)	118,488	141,973	(2,238)	139,735
Long-term incentive compensation payable	211,160	–	211,160	217,552	–	217,552
Debt payable	1,779,925	–	1,779,925	1,763,612	–	1,763,612
Financial liabilities relating to third-party interests in capital provision assets	823,430	(823,430)	–	747,053	(747,053)	–
Deferred tax liability	46,185	–	46,185	35,903	–	35,903
Total liabilities	**3,098,431**	**(897,427)**	**2,201,004**	**2,918,190**	**(749,291)**	**2,168,899**
Total shareholders' equity	**3,228,408**	**(725,372)**	**2,503,036**	**3,256,835**	**(837,403)**	**2,419,432**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

31

Other Reconciliations

Cash Receipts

($ in thousands)	Three months ended Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Consolidated proceeds from capital provision assets	76,758	371,054	222,444	395,943	125,344	247,561	119,208	132,147	163,522
Less: Third-party interests	(34,464)	(126,150)	(92,170)	(91,185)	(36,841)	(120,036)	(22,709)	(7,074)	(26,950)
Total segments (Burford-only) proceeds from capital provision assets	**42,294**	**244,904**	**130,274**	**304,758**	**88,503**	**127,525**	**96,499**	**125,073**	**136,572**
Plus: Loss on financial liabilities at fair value through profit or loss	—	—	—	(2,583)	—	—	—	—	—
Burford-only total proceeds from capital provision assets	**42,294**	**244,904**	**130,274**	**302,175**	**88,503**	**127,525**	**96,499**	**125,073**	**136,572**
Consolidated asset management income	1,349	1,538	1,686	3,147	1,644	1,863	1,875	1,876	1,894
Plus: Eliminated income from funds	5,763	12,299	13,671	7,963	9,843	4,810	20,655	14,265	3,790
Total segments (Burford-only) asset management income	**7,112**	**13,837**	**15,357**	**11,110**	**11,487**	**6,673**	**22,530**	**16,141**	**5,684**
Less: Non-cash adjustments[1]	(5,604)	(6,732)	(6,055)	(9,389)	(495)	(2,197)	(19,254)	(10,409)	5,358
Burford-only proceeds from asset management income	**1,508**	**7,105**	**9,302**	**1,721**	**10,992**	**4,476**	**3,276**	**5,732**	**11,042**
Burford-only proceeds from marketable securities interest and dividends	4,031	4,678	5,418	4,567	5,093	5,476	2,672	2,062	682
Burford-only proceeds from other income	302	1,029	(1,395)	2,028	2,775	217	7,030	(73)	1,485
Burford-only proceeds from other items	**4,333**	**5,707**	**4,023**	**6,595**	**7,868**	**5,693**	**9,702**	**1,989**	**2,167**
Cash receipts	**48,135**	**257,716**	**143,599**	**310,491**	**107,363**	**137,694**	**109,477**	**132,794**	**149,781**

($ in thousands)	Six months ended June 30, 2025	2024
Consolidated proceeds from capital provision assets	$ 447,812	$ 372,905
Less: Third-party interests	(160,614)	(156,877)
Total segments (Burford-only) proceeds from capital provision assets	**287,198**	**216,028**
Plus: Loss on financial liabilities at fair value through profit or loss	—	—
Burford-only proceeds from capital provision assets	**287,198**	**216,028**
Consolidated asset management income	2,887	3,507
Plus: Eliminated income from funds	18,062	14,653
Total segments (Burford-only) asset management income	**20,949**	**18,160**
Less: Non-cash adjustments[1]	(12,336)	(2,692)
Burford-only proceeds from asset management income	**8,613**	**15,468**
Burford-only proceeds from marketable securities interest and dividends	8,709	10,569
Burford-only proceeds from other income	1,331	2,992
Burford-only proceeds from other items	**10,040**	**13,561**
Cash receipts	**305,851**	**245,057**

1) Adjustments for the change in asset management receivables accrued during the applicable period but not yet received as of the end of such period.

* Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Cash receipts are a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is proceeds from capital provision assets as set forth in our unaudited condensed consolidated statements of cash flows.

33

Principal Finance Deployments 34 Three months ended Adjusted Third-party Total segments Adjusted (Burford-only) ($ in thousands) Consolidated interests (Burford-only) Adjustments (Burford-only) Less: private funds less: private funds June 30, 2025 100,304 (21,025) 79,279 1,497 80,776 (72) 80,704 March 31, 2025 216,476 (90,658) 125,818 4,093 129,911 (84) 129,827 December 31, 2024 154,194 (25,376) 128,818 (2,557) 126,261 (113) 126,148 September 30, 2024 98,150 (24,447) 73,703 137 73,840 (1,563) 72,277 June 30, 2024 177,341 (47,366) 129,975 3,123 133,098 (1,352) 131,746 March 31, 2024 125,403 (58,587) 66,816 699 67,515 (8,435) 59,080 December 31, 2023 135,761 (58,559) 77,202 5,742 82,944 (5,181) 77,763 September 30, 2023 101,947 (35,499) 66,448 (5,086) 61,362 (5,376) 55,986 June 30, 2023 325,634 (130,304) 195,330 (745) 194,585 (13,133) 181,452 ` Adjusted Third-party Total segments Adjusted (Burford-only) ($ in thousands) Consolidated interests (Burford-only) Adjustments (Burford-only) Less: private funds less: private funds Six months ended June 30, 2025 316,780 (111,683) 205,097 5,590 210,687 (156) 210,531 Six months ended June 30, 2024 302,744 (105,953) 196,791 3,822 200,613 (9,787) 190,826

Principal Finance Realizations

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds	Adjusted (Burford-only) less: private funds
Three months ended							
June 30, 2025	90,077	(34,464)	55,613	6,273	61,886	(3,796)	58,090
March 31, 2025	288,848	(125,943)	162,905	243	163,148	(14,285)	148,863
December 31, 2024	348,023	(92,377)	255,646	(2,221)	253,425	(9,276)	244,149
September 30, 2024	254,165	(91,185)	162,980	5,436	168,416	(3,712)	164,704
June 30, 2024	191,883	(36,841)	155,042	1,704	156,746	(2,082)	154,664
March 31, 2024	112,971	(39,763)	73,208	(10,671)	62,537	(1,463)	61,074
December 31, 2023	313,660	(101,228)	212,432	24,191	236,623	(14,508)	222,115
September 30, 2023	108,737	(7,075)	101,662	(9,157)	92,505	(13,347)	79,158
June 30, 2023	157,584	(26,949)	130,635	7,021	137,656	(4,459)	133,197

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds	Adjusted (Burford-only) less: private funds
Six months ended June 30, 2025	378,925	(160,407)	218,518	6,516	225,034	(18,081)	206,953
Six months ended June 30, 2024	304,854	(76,604)	228,250	(8,967)	219,283	(3,545)	215,738

Reconciliation of cumulative realizations from concluded or partially concluded assets since inception - consolidated to Burford-only

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)
Six months ended June 30, 2025	3,887	(348)	3,539

35

Net realized gains/(losses) 36 For the three months ended Principal Excluding ($ in thousands) Finance Less: private funds private funds June 30, 2025 26,592 (1,553) 25,039 March 31, 2025 34,584 (3,407) 31,177 December 31, 2024 141,637 (1,194) 140,443 September 30, 2024 56,490 (233) 56,257 June 30, 2024 99,153 — 99,153 March 31, 2024 29,894 (1,140) 28,754 December 31, 2023 62,856 48 62,904 September 30, 2023 30,126 (981) 29,145 June 30, 2023 58,781 — 58,781 Principal Excluding ($ in thousands) Finance Less: private funds private funds Six months ended June 30, 2025 61,176 (4,960) 56,216 Six months ended June 30, 2024 129,047 (1,140) 127,907

Tangible Book Value Attributable to Burford Capital Limited per Ordinary Share 37 * Tangible book value attributable to Burford Capital Limited is calculated by subtracting intangible assets (such as goodwill) from total Burford Capital Limited equity. Tangible book value attributable to Burford Capital Limited per ordinary share is calculated by dividing tangible book value attributable to Burford Capital Limited by the total number of outstanding ordinary shares. Each of tangible book value attributable to Burford Capital Limited and tangible book value attributable to Burford Capital Limited per ordinary share is a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is total Burford Capital Limited equity as set forth in our consolidated statements of financial position. ($ in thousands, except share data) June 30, 2025 December 31, 2024 Total Burford Capital Limited equity 2,503,036 2,419,432 Less: Goodwill (134,037) (133,948) Tangible book value attributable to Burford Capital Limited 2,368,999 2,285,484 Basic ordinary shares outstanding 218,802,423 219,421,904 Tangible book value attributable to Burford Capital Limited per ordinary share 10.83 10.42

Covenant Calculations as of June 30, 2025 and December 31, 2024

Consolidated net debt to consolidated tangible assets ratio calculation

($ in thousands)	June 30, 2025	December 31, 2024	(pro forma) June 30, 2025
Total principal amount of debt outstanding[1]	1,797,837	1,783,690	2,174,837
Plus: Derivative liabilities	405	–	405
Less: Cash and cash equivalents	(372,248)	(469,930)	(749,248)
Less: Marketable securities	(84,287)	(79,020)	(84,287)
Consolidated net debt	**1,341,707**	**1,234,740**	**1,341,707**
Total assets	6,326,839	6,175,025	6,703,839
Less: Goodwill	(134,037)	(133,948)	(134,037)
Consolidated tangible assets	**6,192,802**	**6,041,077**	**6,569,802**
Consolidated net debt to consolidated tangible assets ratio	**22 %**	**20 %**	**20 %**

Consolidated indebtedness to net tangible equity ratio calculation

($ in thousands)	Jun 30, 2025	Dec 31, 2024	(pro forma) Jun 30, 2025
Debt payable	1,779,925	1,763,612	2,156,925
Plus: Derivative liabilities	405	–	405
Less: Debt attributable to Unrestricted Subsidiaries	–	–	–
Consolidated Indebtedness	**1,780,330**	**1,763,612**	**2,157,330**
Total equity	3,228,408	3,256,835	3,228,408
Less: Equity attributable to Unrestricted Subsidiaries	(714,485)	(822,492)	(714,485)
Less: Goodwill	(134,037)	(133,948)	(134,037)
Net Tangible Equity	**2,379,886**	**2,300,395**	**2,379,886**
Consolidated Indebtedness to Net Tangible Equity Ratio	**0.7x**	**0.8x**	**0.9x**

Consolidated indebtedness to consolidated equity ratio calculation

($ in thousands)	Jun 30, 2025	Dec 31, 2024	(pro forma) Jun 30, 2025
Debt payable	1,779,925	1,763,612	2,156,925
Plus: Derivative liabilities	405	–	405
Less: Debt attributable to Unrestricted Subsidiaries	–	–	–
Less: The lesser of specified cash and cash equivalent or $100 million	(100,000)	(100,000)	(100,000)
Consolidated Indebtedness	**1,680,330**	**1,663,612**	**2,057,330**
Total equity	3,228,408	3,256,835	3,228,408
Less: Equity attributable to Unrestricted Subsidiaries	(714,485)	(822,492)	(714,485)
Consolidated Equity	**2,513,923**	**2,434,343**	**2,513,923**
Consolidated Indebtedness to Consolidated Equity Ratio	**0.7x**	**0.7x**	**0.8x**

NOTE: Pro forma figures shown for June 30, 2025 adjusted to reflect the new issuance of $500 million of 7.50% Senior Notes due 2033 completed on July 11, 2025, as well as the redemption at scheduled maturity of the bonds due 2025 expected to be completed on August 12, 2025.

1) Represents the total principal amount of debt outstanding as set forth in the 2Q25 quarterly report. Debt securities denominated in pound sterling have been converted to US dollar using GBP/USD exchange rates of $1.3717 and $1.2529 as of June 30, 2025 and December 31, 2024, respectively.

38

YPF-Related Income

Capital provision income, excluding YPF-related assets reconciliation

($ in thousands)	Three months ended June 30, 2025 Consolidated	Three months ended June 30, 2025 Third-party interests	Three months ended June 30, 2025 Total segments (Burford-only)	Three months ended June 30, 2024 Consolidated	Three months ended June 30, 2024 Third-party interests	Three months ended June 30, 2024 Total segments (Burford-only)
Net realized gains/(losses)	40,296	(13,704)	26,592	117,471	(18,318)	99,153
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	45,398	(11,039)	34,359	17,690	(12,801)	4,889
Income on capital provision assets, excluding YPF	**85,694**	**(24,743)**	**60,951**	**135,161**	**(31,119)**	**104,042**
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (YPF-only)	125,492	(43,212)	82,280	21,380	(7,406)	13,974
Other income/(loss)	12,978	(799)	12,179	1,204	140	1,344
Total capital provision income	**224,164**	**(68,754)**	**155,410**	**157,745**	**(38,385)**	**119,360**

($ in thousands)	Six months ended June 30, 2025 Consolidated	Six months ended June 30, 2025 Third-party interests	Six months ended June 30, 2025 Total segments (Burford-only)	Six months ended June 30, 2024 Consolidated	Six months ended June 30, 2024 Third-party interests	Six months ended June 30, 2024 Total segments (Burford-only)
Net realized gains/(losses)	107,915	(46,739)	61,176	175,333	(46,286)	129,047
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	47,918	655	48,573	(12,278)	(2,768)	(15,046)
Income on capital provision assets, excluding YPF	**155,833**	**(46,084)**	**109,749**	**163,055**	**(49,054)**	**114,001**
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (YPF-only)	180,921	(62,090)	118,831	37,647	(12,826)	24,821
Other income/(loss)	18,926	(1,146)	17,780	(2,196)	637	(1,559)
Total capital provision income	**355,680**	**(109,320)**	**246,360**	**198,506**	**(61,243)**	**137,263**

39

YPF-Related Fair Value 40 YPF fair value - reconciliation of consolidated to Burford-only June 30, 2025 December 31, 2024 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Capital provision assets 5,544,683 (1,733,413) 3,811,270 5,243,917 (1,672,693) 3,571,224 Deployed costs 2,404,992 (656,741) 1,748,251 2,341,377 (668,784) 1,672,593 Deployed costs on YPF-related assets 184,943 (77,016) 107,927 76,405 (6,829) 69,576 Deployed costs on non-YPF-related assets 2,220,049 (579,725) 1,640,324 2,264,972 (661,955) 1,603,017 Unrealized gains 3,139,691 (1,076,672) 2,063,019 2,902,540 (1,003,909) 1,898,631 Unrealized gains on YPF-related assets 2,299,033 (784,303) 1,514,730 2,118,112 (722,213) 1,395,899 Unrealized gains on non-YPF-related assets 840,658 (292,369) 548,289 784,428 (281,696) 502,732

Asset Management Income 41 Three months ended June 30, 2025 Three months ended June 30, 2024 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Management fee income 1,349 — 1,349 1,644 — 1,644 Performance fee income — — — — — — Profit sharing income from funds — 5,763 5,763 — 9,843 9,843 Total asset management income 1,349 5,763 7,112 1,644 9,843 11,487 Six months ended June 30, 2025 Six months ended June 30, 2024 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Management fee income 2,887 — 4,400 3,507 — 3,507 Performance fee income — 4,400 13,662 — — — Profit sharing income from funds — 13,662 20,949 — 14,653 14,653 Total asset management income 2,887 18,062 20,949 3,507 14,653 18,160

Undrawn Commitments 42 June 30, 2025 Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Definitive 1,253,433 (188,250) 1,065,183 Discretionary 819,777 (177,329) 642,448 Legal risk (definitive) 46,399 — 46,399 Total capital provision undrawn commitments 2,119,609 (365,579) 1,754,030 December 31, 2024 Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Definitive 962,808 (189,135) 773,673 Discretionary 1,032,433 (214,568) 817,865 Legal risk (definitive) 41,318 — 41,318 Total capital provision undrawn commitments 2,036,559 (403,703) 1,632,856

Capital Provision Income

($ in thousands)	Three months ended June 30, 2025 Consolidated	Three months ended June 30, 2025 Third-party interests	Three months ended June 30, 2025 Total segments (Burford-only)	Three months ended June 30, 2024 Consolidated	Three months ended June 30, 2024 Third-party interests	Three months ended June 30, 2024 Total segments (Burford-only)
Net realized gains/(losses)	40,296	(13,704)	26,592	117,471	(18,318)	99,153
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	170,890	(54,251)	116,639	39,070	(20,207)	18,863
Income/(loss) on capital provision assets	**211,186**	**(67,955)**	**143,231**	**156,541**	**(38,525)**	**118,016**
Foreign exchange gains/(losses)	10,966	(799)	10,167	(565)	140	(425)
Other income/(loss)	2,012	—	2,012	1,769	—	1,769
Total capital provision income	**224,164**	**(68,754)**	**155,410**	**157,745**	**(38,385)**	**119,360**

($ in thousands)	Six months ended June 30, 2025 Consolidated	Six months ended June 30, 2025 Third-party interests	Six months ended June 30, 2025 Total segments (Burford-only)	Six months ended June 30, 2024 Consolidated	Six months ended June 30, 2024 Third-party interests	Six months ended June 30, 2024 Total segments (Burford-only)
Net realized gains/(losses)	107,915	(46,739)	61,176	175,333	(46,286)	129,047
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	228,839	(61,435)	167,404	25,369	(15,594)	9,775
Income/(loss) on capital provision assets	**336,754**	**(108,174)**	**228,580**	**200,702**	**(61,880)**	**138,822**
Foreign exchange gains/(losses)	16,376	(1,146)	15,230	(4,767)	637	(4,130)
Other income/(loss)	2,550	—	2,550	2,571	—	2,571
Total capital provision income	**355,680**	**(109,320)**	**246,360**	**198,506**	**(61,243)**	**137,263**

43

Advantage Fund Burford Advantage Master Fund LP, a private fund focused on pre-settlement litigation strategies where litigation risk remains, but where the overall risk return profile is generally lower than assets funded directly by our balance sheet. Investors in the Advantage Fund include third parties as well as Burford’s balance sheet. Assets held by the Advantage Fund are recorded as capital provision assets. Asset Management and Other Services segment One of our two reportable segments. Asset Management and Other Services includes the management of legal finance assets on behalf of third-party investors through private funds and provides other services to the legal industry. BOF-C Burford Opportunity Fund C LP, a private fund through which a sovereign wealth fund invests in pre-settlement legal finance matters under the sovereign wealth fund arrangement. Burford-only (non-GAAP) A basis of presentation that refers to assets, liabilities and activities that pertain only to Burford on a proprietary basis, excluding any third-party interests and the portions of jointly owned entities owned by others. Capital provision assets Financial instruments that relate to the provision of capital in connection with legal finance. Cash receipts Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Commitment A commitment is the amount of financing we agree to provide for a legal finance asset. Commitments can be definitive (requiring us to provide financing on a schedule or, more often, when certain expenses are incurred) or discretionary (allowing us to provide financing after reviewing and approving a future matter). Commitments for which we have not yet provided financing are unfunded commitments. Concluded and partially concluded assets A legal finance asset is “concluded” for our purposes when there is no longer any litigation risk remaining. We use the term to encompass (i) entirely concluded legal finance assets where we have received all proceeds to which we are entitled (net of any entirely concluded losses), (ii) partially concluded legal finance assets where we have received some proceeds (for example, from a settlement with one party in a multi-party case) but where the case is continuing with the possibility of receiving additional proceeds and (iii) legal finance assets where the underlying litigation has been resolved and there is a promise to pay proceeds in the future (for example, in a settlement that is to be paid over time). Consolidated funds Certain of our private funds in which, because of our investment in and/or control of such private funds, we are required under the generally accepted accounting principles in the United States (“US GAAP”) to consolidate the minority limited partner’s interests in such private funds and include the full financial results of such private funds within our unaudited condensed consolidated financial statements. As of the date of this Presentation, BOF-C and the Advantage Fund are consolidated funds. Definitive commitments Commitments where we are contractually obligated to advance incremental capital and failure to do so would typically result in adverse contractual consequences (such as a dilution in our returns or the loss of our deployed capital in a case). Deployment Financing provided for an asset, which adds to our deployed cost in such asset. Glossary 44

Deployed cost Deployed cost is the amount of financing we have provided for an asset at the applicable point in time. For purposes of calculating returns, we must consider how to allocate the costs associated with an asset in the event of a partial conclusion. Our approach to cost allocation depends on the type of asset: When single case assets have partial resolutions along the way without the entire case being resolved, most commonly because one party settles and the remaining part(y)/(ies) continue to litigate, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the partial resolution depending on the significance of the settling party to the overall claim. In portfolio assets when a case (or part of a case) resolves or generates cash proceeds, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the resolution. The allocation depends on the structure of the individual portfolio arrangement and the significance of the resolution to the overall portfolio, but it is in essence a method that mimics the way an investor would allocate cost basis across a portfolio of security purchases. Discretionary commitments Commitments where we are not contractually obligated to advance capital and generally would not suffer adverse financial consequences from not doing so. Group-wide A basis of presentation which refers to the totality of assets managed by us, which includes assets financed by our balance sheet through our Principal Finance segment and assets financed by third-party capital through our Asset Management and Other Services segment. Internal rate of return (IRR) Internal rate of return (“IRR”) is a discount rate that makes the net present value of a series of cash flows equal to zero and is expressed as a percentage figure. We compute IRR on concluded (including partially concluded) legal finance assets by treating that entire portfolio (or, when noted, a subset thereof) as one undifferentiated pool of capital and measuring actual and, if necessary, estimated inflows and outflows from that pool, allocating costs appropriately. IRRs do not include unrealized gains or losses. Monetization The acceleration of a portion of the expected value of a litigation or arbitration matter prior to resolution of such matter, which permits a client to convert an intangible claim or award into tangible cash on a non-recourse basis. Portfolio The sum of the fair values of capital provision assets and the undrawn commitments. Principal Finance segment One of our two reportable segments. Principal Finance includes the allocation of capital to legal finance assets from our balance sheet, primarily as capital provision assets, and in limited scope through interests in private funds managed by Burford. Realization A legal finance asset is realized when the asset is concluded (i.e., when litigation risk has been resolved). A realization will result in us receiving cash or, occasionally, non-cash assets, or recognizing a due from settlement receivable, reflecting what we are owed on the asset. Realized gain or loss Reflects the total amount of gain or loss, relative to cost, generated by a legal finance asset when it is realized, calculated as realized proceeds less deployed cost, without regard for any previously recognized fair value adjustment. Return on invested capital (ROIC) Return on invested capital (“ROIC”) from a concluded asset is the absolute amount of realizations from such asset in excess of the amount of expenditure incurred in financing such asset divided by the amount of expenditure incurred, expressed as a percentage figure. ROIC is a measure of our ability to generate absolute returns on our assets. Some industry participants express returns on a multiple of invested capital (“MOIC”) instead of a ROIC basis. MOIC includes the return of capital and, therefore, is 1x higher than ROIC. In other words, 70% ROIC is the same as 1.70x MOIC. Glossary (continued) 45

Glossary (continued) 46 Total segments Refers to the sum of our two reportable segments, (i) Principal Finance and (ii) Asset Management and Other Services, and is presented on a Burford-only basis. Unrealized gain or loss Represents the fair value of our legal finance assets over or under their deployed cost, as determined in accordance with the requirements of the applicable US GAAP standards, for the relevant financial reporting period (unaudited condensed consolidated statements of operations) or cumulatively (unaudited condensed consolidated statements of financial condition). Vintage Refers to the calendar year in which a legal finance commitment is initially made. YPF-related assets Refers to our Petersen and Eton Park legal finance assets, which are two claims relating to the Republic of Argentina’s nationalization of YPF S.A., the Argentine energy company.